EXHIBIT 99.2

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63

OF TITLE 18 OF THE UNITED STATES CODE

     I, Barbara A. Klein, the chief financial officer of CDW Computer Centers, Inc, (“CDW”), certify that (i) the Annual Report on Form 10-K for the year ended December 31, 2002 (the “10-K”) of CDW fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the 10-K fairly presents, in all material respects, the financial condition and results of operations of CDW.

/s/ Barbara A. Klein Barbara A. Klein Senior Vice President and Chief Financial Officer CDW Computer Centers, Inc. March 28, 2003